CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    Exhibit 10.2

       The Contract ( Draft) of Assigning the State-owned Land Using Right of Hangzhou Hi-tech Industry Development Zone

Article 1 Parties of the contract:

Assignor:

The Administration Committee of Hangzhou Hi-tech Industry Development Zone of Zhejiang Province of the People's Republic of China(Hereinafter referred to Party A);

The legal address: 199 Wensan Road, Hangzhou City, P.C. 310012

Legal Representative: Wu Yipena, Title: Director of Administration Committee.

Assignee:

UTStarcom (Hangzhou) Telecommunication Co. Ltd. (Hereinafter referred to Party
B) Legal Address:

               Building 3, Yile Industry Garden,
               129 Wenyi Road, Hangzhou P.R.C. 310012.

Legal Representative: Wu Ying. Title: Chairman of the Board of Directors.

In Accordance with Urban Real Estate Administration Law of the People's Republic of China, Provisional Regulation of Urban State-owned Land Using Right Transferring and Assigning of the People's Republic of China, Urban State-owned Land Using Right Assigning and Transferring Implementation Procedures of Zhejiang Province, Hangzhou Hi-tech Industry Development Zone Regulation and the related state and local law and regulations, both parties conclude this contract (draft) on the principle of equality and voluntaries.

Article 2 Party A assigns the land using right according to this contract (draft). The land is owned by the People's Republic of China. The state and government is authorized jurisdiction by the law and exercise the power based on public interest. The resource underground, the treasure-trove and the municipal engineering and public utility facilities [* * *] in the scope of assigning.

Article 3 The land, assigned by Party A to Party B is located in Zhijiang Science and Technology Industry Garden of Hangzhou Hi-tech Industry Development Zone, the land No. is E4. The total area of the land is [* * *]. Among them there is not over [* * *] of the land sharing area ( Land area is subject to the area on the Land Use Certificate ). The location and scope are illustrated in the attached blueprint of the contract (draft). The attached blueprint has been signed and confirmed by Party A and Party B.

Article 4 The term of assigning of the land using right under the contract (draft) is [* * *]. It is effective from the date of issuing the State-owned Land Use Certificate of the People's Republic of China.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 5 The land under the contract (draft) is approved for building telecommunication product research, development and manufacture workshop.

During the assignment term, if Party B needs to change the land using purpose and land using condition specified in this contract (draft), approval shall be required by Party A's Plan Administration Authorization, and make amendments to the assignment contract (draft) of the land using right accordingly, adjust the land price and handle the registration procedure for the land using right.

Article 6 Party B agrees to make payment for land according to this contract, [*
* *].

Article 7 Party B's construction in the land must meet the conditions of the Plan.

During the term of assignment, if the total construction area is added, Party B should pay for additional land price according to [* * *]. While the construction area is reduced, it will be [* * *] (Except the related authorizations of the government require to lower the volume rate and reduce the total construction area).

Article 8 The price of the land is [* * *] per square meter. The total amount is [* * *].

Article 9 Party B should pay the total amount of the land price [* * *] within [* * *] days after signing the contract(draft). Party B must pay the [* * *] of the total amount of the land price, which is [* * *] within [* * *] after signing this contract (draft). The [* * *] should be [* * *] of the total amount of the land price which is [* * *] within [* * *] after signing this contract; the [* * *] should be [* * *] within [* * *] after signing the contract (draft).

      The above-mentioned payment should be made by Party B on time. If Party B fails to pay within [* * *] after due date, Party A has the [* * *] to terminate this contract (draft), Party B shall compensate the losses caused by its breach of the contract. If Party A fails to offer Party B the relevant planning and land commencement conditions over [* * *] according to the project schedule, Party B shall have [* * *] to terminate this contract and Party A shall be obliged to refund all the payment made by Party B and compensate the losses caused by Party A's breach of the contract.

      The compensation and the expenses arising in the demolishing and removing the building on the land and the attached objects will be responsed by [* * *]. Party A should offer Party B the relevant planning and land commencement conditions according to the project schedule.

Article 10 Within [* * *] after Party B pays the full amount of the land price to party A [* * *], Party B shall handle the registration procedure for land using right and obtain the land using right certification in accordance with the regulation on the State-owned Land Use Certificate of the People's Republic of China.

Article 11 Except other provisions in the contract (draft) , Party B should remit the payment to the bank account of Party A [* * *] due date specified in the contract (draft). If Party A need to return the amount of the land to Party B, Party A shall remit the money to the bank account of Party B which is specified in this contract(draft).

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      A written notice shall be sent to the other party within [* * *] after Party A or Party B's bank account is changed. The liability for delaying of payment shall be exempted if changes of bank accounts is not informed timely.

Article 12 Upon the expiration of the land use right pursuant to the provision of this contract (draft), Party A has the right to withdraw the land using right. Party A shall acquire the building and other attached objects on the land in accordance with the law. The land user will handle revoking registration procedure for the land using right according to the regulations and return the land use certificate.

      If Party B continues to use the land, Party B should submit the renewed application to Party A within the [* * *] before the expiration. Upon the approval for the renewal term and land price or other conditions, the parties sign a renewal assignment agreement. After going through the land using right registration, the building and the other attached objects shall be owned by the Party B according to law.

Article 13 During the [* * *], Party A shall not withdraw the land using right due to adjustment of the city plan. However, in the special situation as in the light of social public interest, Party A could withdraw the land using right [*
* *] according to the legal procedure, and give party B the relevant compensation according to the time used and the status of developing and using the land.

Article 14 Party B should invest and develop the land according to this contract (draft) and Land Using provisions. Party B [* * *] transfer or lease the total or partial land using right for the remained term except [* * *] of the total investment have been paid by Party B (or have already completed the basic construction ) (not including the amount of the land value).

      The land using right could be mortgaged but the mortgaged loan must be used in the land's construction. The mortgagor and mortgage's interests will be protected by the law.

Article 15 The governmental land administration authority has the right to supervise and examine for the land developing and using, transferring, leasing, and the termination of mortgaging during the land using term.

Article 16 Party B shall be charged [* * *] of the total outstanding [* * *] as an overdue fine, in the event that Party B fails to make the payment on time. When Party B uses the land delayed due to Party A, Party A shall make a compensate to Party B for [* * *] of the total price of the land [* * *].

Article 17 After obtaining the land using right, Party B does not construct the building as stipulated in this contract (draft), or does not commence, develop and construct in [* * *], Party B shall pay [* * *] of the total amount of the land price as the land unused fund. If Party B does not make the investment in [* * *], Party A has the [* * *] to withdraw the land using right [* * *]. If Party B declare that it can not to perform the contract (draft), the [* * *] will not be returned to Party B. Party A can also request it to make compensation for breach of the Contract to Party B.

Article 18 The establishment, effect, interpretation, performance and the resolution of the dispute of the contract will be protected and governed by the law of the People's Republic of China.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 19 The disputes arising from performing the contract (draft) should be settled through negotiation. In case no settlement can not be reached, the parties agree to send the disputes to Hangzhou People's Medium Court for judgment.

Article 20 The contract (draft) will be effective after signing and affixing the seal by the legal representative (the entrusted person).

Article 21 The contract (draft) is made in 6 original , Party A holds 4 copies, and Party B holds 2 copies.

Article 22 The Contract (draft) is signed at Hangzhou city, Zhejiang, Province, P.R.China on May, 2000.

Article 23 The parties could reach supplemental agreements for the matters not included in the contract. The supplemental agreements shall have equal effects with the contract (draft)

Party A: The Administration Committee of Hangzhou Hi-tech Industry Development Zone

Legal representative: Wu Yipeng

Signature:

Party B: UT Starcom(Hangzhou)Telecommunication Co.Ltd.

Legal Representative: Wu Ying (or the entrusted person)

Signature:


May 18, 2000

Appendix

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              Land Using Provisions

I.    The landmark point

1.1 After signing the The Assigning Contract(draft) of the State-owned Land Using Right (hereinafter referred to the contract(draft)), Party A assigns the land to Party B, both parties will illustrate the coordinate in the real land to check the landmark. The landmark shall be protected carefully by [* * *], it shall not be changed individually, when the landmark is destroyed or moved, [* * *] shall report to the local land administration authority in written and apply for remeasure and resume the original landmark.

II.   The requirement of the land using

2.1 Party B will meet the following requirement when Party B are building the houses or workshops in the scope of transferring the land.

(1) The land is used for contraction researching & developing and manufacturing telecommunication product workshop;

(2)   The volume rate of the building is below [*  *  *]

(3)   The building density (cover rate) is not over [*  *  *].

(4)   The green cover rate is not over [*  *  *].

(5) The related plan parameter will be determined as the standard by the documents approved by the Plan Construction Bureau.

2.2 The building of the land shall be strictly constructed according to the designed blueprint of the above mentioned regulation and ratification. Party B shall report one set of the construction blueprint to Party A [* * *] before commencing the project.

III.  City Construction Administration Requirements

3.1 In city construction administration aspects related to the green, city appearance, sanitary, environmental protection, fire-fighting safety, traffic administration and design. Administration, Party B should meet the related regulations of the Development Zone Hangzhou City, Zhejiang Province, and the State.

3.2 Party B shall allow the government to lay the various kinds of channels and pipes lines, inputting and outputting, passing, going through the green area and other area on the transferred land.

3.3 Party B shall guarantee the people of the government administration, public security, fire fighting and medical aid and other emergency facilities, vehicle smoothly enter into the land in the emergency risk or carrying out a task.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.4 If any of Party B's activities damage or break the environment or the facilities and causes the loss to the state or individual, [* * *] should be responsible for the compensation.

IV.   Construction Requirement

4.1   Party B shall commence the construction before [*  *  *]

4.2 Party B shall finish the work before [* * *] (except for the events of the Force Majeur). Party B shall send application for the delayed of work before [* * *] before the expiration, and the extension of time will not be over [* * *].

      Except the approval by Party A, Party A will withdraw the land using right and all the buildings and other attached objects on the land if the construction is delay [* * *].

V.    The Requirement of Municipal Construction Facilities

5.1 Party B shall handle the application procedure and pay the relevant expenses for construction for the related water, electric, gas, limber hole and other facilities, other main pipe line, transformer substation introducing project,

5.2 [* * *] will timely repair or bear the relevant expenses for the destroys to the related open drain, water channel , cable and other pipe line facilities of the adjacent section.

5.3 During the time of using the land, [* * *] shall carefully protect the municipal engineering facilities, shall not destroy them, otherwise
      [* * *] shall bear all the cost of repairing the facilities.

VI.   Assigning of the land using right

6.1 The land user shall not transfer the land using right to any third party before the land user makes full payment for the land price, taxes and fees.

6.2 Besides the [* * *] payment for total amount of the land using right, The land user shall not transfer the land using right if the investment is not reached the [* * *] of the total investment.

6.3 The building and attached objects on the land shall be transferred with the land, the Assignor and Assignee should sign the transferring contract, which should not violate the state law, regulation and the stipulation in the contract (draft). The [* * *] shall handle the changed registration procedure, and pay the value-added tax due to transferring according to the regulation, then change the land use certificate.

6.4 After transferring the land using right, new land user will be bound by the contract (draft).

      (The following is blank)

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.